Exhibit 99.1

Apollo Investment Corporation Announces Fee Reductions

and

Apollo Global Management to Purchase $50 million of Apollo Investment’s Common Stock in Open Market Transactions

New York, NY – March 11, 2016 – Apollo Investment Corporation (NASDAQ: AINV) or “Apollo Investment” or the “Company” today announced that Apollo Investment Management, L.P. (“AIM”), the Company’s Investment Adviser, in consultation with Apollo Investment’s Board of Directors, has agreed to reduce fees for fiscal year 2017. From April 1, 2016 through March 31, 2017, the base management fee will be reduced to 1.50% on gross assets. In addition, the calculation of the incentive fee will include a performance adjustment that could lower the incentive fee rate to as low as 15% based on the Company’s cumulative change in net asset value during the period. In order to simplify the Company’s fee structure, this reduction supersedes waivers in place during prior years.

In addition, the Company has been informed that a subsidiary of Apollo Global Management, LLC (NYSE: APO) or “Apollo Global Management” will embark on a program to purchase $50 million of Apollo Investment’s common stock, subject to certain regulatory approvals. Under the program, shares may be purchased from time to time in open market transactions. Similar to the investment made by a subsidiary of Apollo Global Management in Apollo Investment in 2012, this share purchase program combined with the fee reductions being announced today, demonstrate Apollo Global Management’s support for Apollo Investment and will further align Apollo Investment’s shareholders with Apollo Global Management and its employees, who may receive a portion of such shares in the form of compensation. Including the $50 million investment being announced today, Apollo Global Management’s total investment in Apollo Investment will be approximately $118 million.

Purchases made by a subsidiary of Apollo Global Management and repurchases made by Apollo Investment under its existing stock repurchase program will be coordinated and conducted in accordance with Rule 10b-18 under the Exchange Act and other applicable securities laws and regulations that set certain restrictions on the method, timing, price and volume of stock purchases. A portion of Apollo Global Management’s purchase program and a portion of Apollo Investment’s stock repurchase program may be made in accordance with Rule 10b5-1 of the Exchange Act which allows for the purchase of stock at times when prevented from doing so under applicable insider trading laws or because of self-imposed trading blackout periods.

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact Information

For investor inquiries regarding Apollo Investment Corporation:

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com